Exhibit 99.1

UWM Holdings Corporation Announces
First Quarter 2024 Results

First Quarter Net Income of $180.5 Million. Loan Origination Volume of $27.6 Billion,
Including Purchase Volume of $22.1 Billion.
PONTIAC, MI, May 9, 2024 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the first quarter ended March 31, 2024. Total loan origination volume for the first quarter 2024 was $27.6 billion, of which $22.1 billion was purchase volume. The Company reported 1Q24 net income of $180.5 million, inclusive of a $15.6 million decline in the fair value of MSRs, and diluted earnings per share of $0.09.

Mat Ishbia, Chairman and CEO of UWMC, said, "We continue to see positive results from our strategy and investments. Both volume and margin are strengthening and we delivered increased volume performance relative to the fourth quarter of last year. Additionally, despite being in a higher rate environment, we originated 24% more loans than we did in the first quarter of 2023. Even more impressive is the fact that our purchase volume of $22.1 billion was considerably higher than Q1 2023 despite all the industry talk of higher interest rates and lack of inventory. This is reflective of the overall health of our business and soundness in our strategy. I am confident the strong momentum we’ve seen in the broker channel will remain on an upward trajectory and UWM and mortgage brokers will continue to win."

First Quarter 2024 Highlights

•Originations of $27.6 billion in 1Q24, compared to $24.4 billion in 4Q23 and $22.3 billion in 1Q23
•Purchase originations of $22.1 billion in 1Q24, a UWM record for first quarter purchase volume, compared to $20.7 billion in 4Q23 and $19.2 billion in 1Q23
•Total gain margin of 108 bps in 1Q24 compared to 92 bps in 4Q23 and 92 bps in 1Q23
•Net income of $180.5 million in 1Q24 compared to net loss of $461.0 million in 4Q23 and net loss of $138.6 million in 1Q23
•Adjusted EBITDA of $101.5 million in 1Q23 compared to $99.6 million in 4Q23 and $141.0 million in 1Q23
•Total equity of $2.5 billion at March 31, 2024, compared to $2.5 billion at December 31, 2023, and $2.9 billion at March 31, 2023
•Unpaid principal balance of MSRs of $229.7 billion with a WAC of 4.58% at March 31, 2024, compared to $299.5 billion with a WAC of 4.43% at December 31, 2023, and $297.9 billion with a WAC of 3.66% at March 31, 2023
•Ended 1Q24 with approximately $2.9 billion of available liquidity, including $605.6 million of cash, and $2.3 billion of available borrowing capacity, which includes $1.8 billion under lines of credit secured by agency and Ginnie Mae MSRs, and $500 million under an unsecured line of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q1 2024	Q4 2023	Q1 2023
Loan origination volume(1)	$27,630,535	$24,372,436	$22,335,014
Total gain margin(1)(2)	1.08%	0.92%	0.92%
Net income (loss)	$180,531	$(460,956)	$(138,613)
Diluted earnings (loss) per share	0.09	(0.29)	(0.13)
Adjusted diluted earnings (loss) per share(3)	N/A	(0.23)	(0.07)
Adjusted net income (loss)(3)	141,121	(361,002)	(106,625)
Adjusted EBITDA(3)	101,490	99,566	140,994

(1)Key operational metric (see discussion below).
(2)Represents total loan production income divided by loan origination volume.
(3)Non-GAAP metric (see discussion and reconciliations below).
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q1 2024	Q4 2023	Q1 2023
Cash and cash equivalents	$605,639	$497,468	$740,063
Mortgage loans at fair value	7,338,135	5,449,884	4,800,259
Mortgage servicing rights	3,191,803	4,026,136	3,974,870
Total assets	12,797,334	11,871,854	10,947,716
Non-funding debt (1)	2,311,850	2,862,759	2,623,962
Total equity	2,457,058	2,474,671	2,874,542
Non-funding debt to equity (1)	0.94	1.16	0.91

 (1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q1 2024	Q4 2023	Q1 2023
Unpaid principal balance	$229,706,006	$299,456,189	$297,906,035
Weighted average interest rate	4.58%	4.43%	3.66%
Weighted average age (months)	22	21	18
First Quarter Business and Product Highlights
•Mortgage Matchup – A new and improved version of the site formally known as FindAMortgageBroker.com. Mortgage Matchup continues to be a consumer-facing website geared toward homebuyers and real estate agents, and offers educational material around the home buying and refinancing process, along with a searchable database of independent mortgage brokers

•Refi 100 – A 100-basis point pricing incentive on any note rate for conventional rate and term refinances. This pricing incentive helped independent mortgage brokers who work with UWM create refinance opportunities with their borrowers

•1% Down Expansion – When income-qualified borrowers put 1% down, UWM pays an additional 2% toward their down payment, up to $4,000, for a total of 3% down

•No-Cost Credit Reports – UWM is now covering the cost of hard credit report pulls for its broker partners. This initiative aims to combat the impact of increasingly high credit report costs, an out-of-pocket expense for brokers

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q1 2024	Q4 2023	Q1 2023
Conventional	$12,160,107	$12,033,818	$12,969,966
Government	7,567,925	6,805,530	5,623,050
Jumbo and other (1)	2,393,397	1,842,108	652,780
Total Purchase	$22,121,429	$20,681,456	$19,245,796

Refinance:	Q1 2024	Q4 2023	Q1 2023
Conventional	$1,716,281	$1,386,645	$1,869,911
Government	2,657,541	1,389,884	941,775
Jumbo and other (1)	1,135,284	914,451	277,532
Total Refinance	$5,509,106	$3,690,980	$3,089,218
Total Originations	$27,630,535	$24,372,436	$22,335,014

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens).

Second Quarter 2024 Outlook
We anticipate second quarter production to be in the $28 to $35 billion range, with gain margin from 85 to 110 basis points.
Dividend
Subsequent to March 31, 2024, for the fourteenth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on July 11, 2024, to stockholders of record at the close of business on June 20, 2024. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or about July 11, 2024.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Thursday, May 9, 2024, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I430216
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings (loss) before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.

The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income (loss)	Q1 2024	Q4 2023	Q1 2023
Earnings (loss) before income taxes	$184,264	$(468,408)	$(139,616)
Adjusted income tax (provision) benefit	(43,143)	107,406	32,991
Adjusted net income (loss)	$141,121	$(361,002)	$(106,625)

Adjusted diluted EPS	Q4 2023	Q1 2023
Diluted weighted average Class A common stock outstanding	93,654,269	92,920,794
Assumed pro forma conversion of Class D common stock (1)	1,502,069,787	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,595,724,056	1,594,990,581

Adjusted net income (loss)	$(361,002)	$(106,625)
Adjusted diluted EPS	(0.23)	(0.07)
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q1 2024	Q4 2023	Q1 2023
Net income (loss)	$180,531	$(460,956)	$(138,613)
Interest expense on non-funding debt	40,243	43,946	42,703
Provision (benefit) for income taxes	3,733	(7,452)	(1,003)
Depreciation and amortization	11,340	11,472	11,670
Stock-based compensation expense	5,876	3,961	2,482
Change in fair value of MSRs due to valuation inputs or assumptions	(141,059)	507,686	222,915
Deferred compensation, net	1,063	3,300	1,081
Change in fair value of Public and Private Warrants	(686)	4,808	2,098
Change in Tax Receivable Agreement liability	180	260	250
Change in fair value of investment securities	269	(7,459)	(2,589)
Adjusted EBITDA	$101,490	$99,566	$140,994

Non-funding debt and non-funding debt to equity	Q1 2024	Q4 2023	Q1 2023
Senior notes	$1,989,250	$1,988,267	$1,985,319
Secured lines of credit	200,000	750,000	500,000
Borrowings against investment securities	94,064	93,814	101,345
Equipment note payable	—	—	486
Finance lease liability	28,536	30,678	36,812
Total non-funding debt	$2,311,850	$2,862,759	$2,623,962
Total equity	$2,457,058	$2,474,671	$2,874,542
Non-funding debt to equity	0.94	1.16	0.91

Cautionary Note Regarding Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) our investment in our people, products and technology, and the benefits of our results; (3) our beliefs regarding opportunities in 2024 for our business and the broker channel; (4) our beliefs regarding operational profitability; (5) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (6) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (7) the benefits and liquidity of our MSR portfolio; (8) our beliefs related to the amount and timing of our dividend; (9) our expectations for future market environments, including interest rates, levels of refinance activity and the timing of such market changes; (10) our expectations related to production and margin in the second quarter of 2024; (11) the benefits of our business model, strategies and initiatives, and their impact on our results and the industry; (12) our performance in shifting market conditions and the comparison of such performance against our competitors; (13) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (14) our position and ability to capitalize on market opportunities and the impacts to our results; (15) our investments in technology and the impact to our operations, ability to scale and financial results and (16) our purchase production and product portfolio. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its broker relationships; (x) UWM’s ability to implement technological innovation; (xi) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xii) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xiii) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xiv) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for nine consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2024	December 31, 2023
Assets	(Unaudited)
Cash and cash equivalents	$605,639	$497,468
Mortgage loans at fair value	7,338,135	5,449,884
Derivative assets	34,050	33,019
Investment securities at fair value, pledged	108,323	110,352
Accounts receivable, net	554,443	512,070
Mortgage servicing rights	3,191,803	4,026,136
Premises and equipment, net	145,265	146,417
Operating lease right-of-use asset, net (includes $96,358 and $97,596 with related parties)	97,801	99,125
Finance lease right-of-use asset (includes $24,286 and $24,802 with related parties)	26,890	29,111
Loans eligible for repurchase from Ginnie Mae	577,487	856,856
Other assets	117,498	111,416
Total assets	$12,797,334	$11,871,854
Liabilities and Equity
Warehouse lines of credit	$6,681,917	$4,902,090
Derivative liabilities	26,918	40,781
Secured line of credit	200,000	750,000
Borrowings against investment securities	94,064	93,814
Accounts payable, accrued expenses and other	477,765	469,101
Accrued distributions and dividends payable	159,702	159,572
Senior notes	1,989,250	1,988,267
Operating lease liability (includes $103,194 and $104,495 with related parties)	104,637	106,024
Finance lease liability (includes $25,851 and $26,260 with related parties)	28,536	30,678
Loans eligible for repurchase from Ginnie Mae	577,487	856,856
Total liabilities	10,340,276	9,397,183
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2024 or December 31, 2023	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 94,945,635 and 93,654,269 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	9	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2024 or December 31, 2023	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2024 or December 31, 2023	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	150	150
Additional paid-in capital	2,085	1,702
Retained earnings	111,980	110,690
Non-controlling interest	2,342,834	2,362,119
Total equity	2,457,058	2,474,671
Total liabilities and equity	$12,797,334	$11,871,854

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenue
Loan production income	$298,954	$225,436	$205,424
Loan servicing income	184,702	206,498	218,557
Change in fair value of mortgage servicing rights	(15,563)	(634,418)	(337,287)
Interest income	101,863	87,901	74,580
Total revenue, net	569,956	(114,583)	161,274
Expenses
Salaries, commissions and benefits	154,241	142,515	121,003
Direct loan production costs	31,436	27,977	16,483
Marketing, travel, and entertainment	19,111	25,600	17,210
Depreciation and amortization	11,340	11,472	11,670
General and administrative	40,809	38,209	34,619
Servicing costs	30,324	29,632	36,862
Interest expense	98,668	80,811	63,284
Other income	(237)	(2,391)	(241)
Total expenses	385,692	353,825	300,890
Earnings (loss) before income taxes	184,264	(468,408)	(139,616)
Provision (benefit) for income taxes	3,733	(7,452)	(1,003)
Net income (loss)	180,531	(460,956)	(138,613)
Net income (loss) attributable to non-controlling interest	171,801	(433,878)	(126,672)
Net income (loss) attributable to UWMC	$8,730	$(27,078)	$(11,941)

Earnings (loss) per share of Class A common stock:
Basic	$0.09	$(0.29)	$(0.13)
Diluted	$0.09	$(0.29)	$(0.13)
Weighted average shares outstanding:
Basic	94,365,991	93,654,269	92,920,794
Diluted	1,598,647,205	93,654,269	92,920,794

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of March 31, 2024, and the preceding four quarters and Statements of Operations for the quarter ended March 31, 2024, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$605,639	$497,468	$729,616	$634,576	$740,063
Mortgage loans at fair value	7,338,135	5,449,884	5,560,039	6,269,924	4,800,259
Derivative assets	34,050	33,019	92,791	61,407	61,136
Investment securities at fair value, pledged	108,323	110,352	104,526	111,625	114,275
Accounts receivable, net	554,443	512,070	385,922	347,865	433,747
Mortgage servicing rights	3,191,803	4,026,136	4,352,219	4,224,207	3,974,870
Premises and equipment, net	145,265	146,417	146,509	149,515	152,428
Operating lease right-of-use asset, net	97,801	99,125	100,427	101,686	102,923
Finance lease right-of-use asset	26,890	29,111	31,803	34,947	38,320
Loans eligible for repurchase from Ginnie Mae	577,487	856,856	617,490	409,078	440,775
Other assets	117,498	111,416	82,795	81,089	88,920
Total assets	$12,797,334	$11,871,854	$12,204,137	$12,425,919	$10,947,716
Liabilities and Equity
Warehouse lines of credit	$6,681,917	$4,902,090	$5,066,900	$5,732,791	$4,259,834
Derivative liabilities	26,918	40,781	38,882	21,734	62,742
Secured line of credit	200,000	750,000	500,000	500,000	500,000
Borrowings against investment securities	94,064	93,814	97,328	100,901	101,345
Accounts payable, accrued expenses and other	477,765	469,101	503,890	423,407	416,818
Accrued distributions and dividends payable	159,702	159,572	159,572	159,518	159,517
Senior notes	1,989,250	1,988,267	1,987,284	1,986,301	1,985,319
Operating lease liability	104,637	106,024	107,389	108,711	110,012
Finance lease liability	28,536	30,678	33,291	36,356	36,812
Loans eligible for repurchase from Ginnie Mae	577,487	856,856	617,490	409,078	440,775
Total liabilities	10,340,276	9,397,183	9,112,026	9,478,797	8,073,174
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 94,945,635 as of March 31, 2024, 93,654,269 as of December 31, 2023, 93,654,269 as of September 30, 2023, 93,114,878 as of June 30, 2023 and 93,101,971 as of March 31, 2023	9	10	10	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of each of the periods presented	150	150	150	150	150
Additional paid-in capital	2,085	1,702	1,484	1,267	1,036
Retained earnings	111,980	110,690	130,233	120,379	122,136
Non-controlling interest	2,342,834	2,362,119	2,960,234	2,825,317	2,751,211
Total equity	2,457,058	2,474,671	3,092,111	2,947,122	2,874,542
Total liabilities and equity	$12,797,334	$11,871,854	$12,204,137	$12,425,919	$10,947,716

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue
Loan production income	$298,954	$225,436	$288,930	$280,757	$205,424
Loan servicing income	184,702	206,498	200,428	193,220	218,557
Change in fair value of mortgage servicing rights	(15,563)	(634,418)	92,909	24,648	(337,287)
Interest income	101,863	87,901	94,849	88,895	74,580
Total revenue, net	569,956	(114,583)	677,116	587,520	161,274
Expenses
Salaries, commissions and benefits	154,241	142,515	135,333	131,380	121,003
Direct loan production costs	31,436	27,977	36,184	23,618	16,483
Marketing, travel, and entertainment	19,111	25,600	20,117	21,588	17,210
Depreciation and amortization	11,340	11,472	11,563	11,441	11,670
General and administrative	40,809	38,209	44,904	52,691	34,619
Servicing costs	30,324	29,632	33,640	31,658	36,862
Interest expense	98,668	80,811	93,724	82,437	63,284
Other expense (income)	(237)	(2,391)	(76)	2,703	(241)
Total expenses	385,692	353,825	375,389	357,516	300,890
Earnings (loss) before income taxes	184,264	(468,408)	301,727	230,004	(139,616)
Provision (benefit) for income taxes	3,733	(7,452)	734	1,210	(1,003)
Net income (loss)	180,531	(460,956)	300,993	228,794	(138,613)
Net income (loss) attributable to non-controlling interest	171,801	(433,878)	282,762	221,236	(126,672)
Net income (loss) attributable to UWMC	$8,730	$(27,078)	$18,231	$7,558	$(11,941)

Earnings (loss) per share of Class A common stock:
Basic	$0.09	$(0.29)	$0.20	$0.08	$(0.13)
Diluted	$0.09	$(0.29)	$0.15	$0.08	$(0.13)
Weighted average shares outstanding:
Basic	94,365,991	93,654,269	93,290,736	93,107,133	92,920,794
Diluted	1,598,647,205	93,654,269	1,596,624,780	93,107,133	92,920,794